UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2014
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

(a) In connection with the election on October 23, 2014 of Mr. John W. Altmeyer to the Board of Directors (the “Board”) of EMCOR Group, Inc. (the “Company”), as set forth in Item 5.02 hereof, the Company and Mr. Altmeyer entered into a Restricted Stock Unit Agreement dated as of October 23, 2014 providing for the award to him of 4,295 Restricted Stock Units (“RSUs”). Under the terms of the Restricted Stock Unit Agreement, dated as of October 23, 2014, Mr. Altmeyer will be entitled to receive 4,295 shares of the Company’s Common Stock in respect of the RSUs on October 23, 2019 subject to vesting provisions set forth in the Restricted Stock Unit Agreement. A copy of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference thereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On October 23, 2014, the Board of the Company elected Mr. John W. Altmeyer to serve as a member of the Board. The Board has not yet determined the committees of the Board to which Mr. Altmeyer will be named. Following his election, Mr. Altmeyer was awarded, under the Company’s Director Award Program and in accordance with a Restricted Stock Unit Agreement dated as of October 23, 2014, 4,295 RSUs which are described in Item 1.01(a) hereof. Mr. Altmeyer will be compensated as a director in accordance with the Company’s compensation policy for non-employee directors.

A copy of the press release announcing Mr. Altmeyer’s election to the Board is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Restricted Stock Unit Agreement dated as of October 23, 2014 between the Company and John W. Altmeyer

Exhibit 99.1	Press Release dated October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: October 27, 2014	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Restricted Stock Unit Agreement dated as of October 23, 2014 between the Company and John W. Altmeyer

99.1	Press Release dated October 24, 2014